EXHIBIT B

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT ("this Agreement"), dated as of August 11, 1999, is entered into by and between Internet Communications Corporation, a Colorado corporation (the "Company"), and Interwest Group, Inc., a Colorado corporation ("Buyer").

                                    RECITALS

         WHEREAS, the Company and Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

         WHEREAS, the Company wishes to sell to Buyer and Buyer wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, shares of Series B Convertible Preferred Stock (the "Convertible Preferred Stock") of the Company, which will be convertible into shares of Common Stock of the Company (the "Common Stock") upon the terms and subject to the conditions of such Convertible Preferred Stock;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       AGREEMENT TO PURCHASE; PURCHASE PRICE.

         a. Purchase; Certain Definitions.

         (i) The Company agrees to sell to Buyer and Buyer agrees to purchase from the Company up to 24,000 shares of Convertible Preferred Stock having the terms and conditions set forth in the Articles of Amendment to the Articles of Incorporation of the Company attached hereto as Annex I (the "Articles of Amendment") at a purchase price of $100 per share.

                  Buyer is the holder of all of the Company's Series A Convertible Preferred Stock and hereby consents to the issuance of Convertible Preferred Stock and warrants contemplated hereby, and agrees that neither such issuances nor the subsequent exercise or conversion thereof shall result in any adjustment to the conversion price for the Series A Convertible Preferred Stock.

         (ii) Capitalized terms used and not defined herein shall have the meanings given to them in the Articles of Amendment.

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         (iii)     As used herein, the term "Securities" means the Preferred
Stock and the Common Stock issuable upon conversion of the Preferred Stock.

         (iv) As used herein, the term "Purchase Price" means the purchase price for the Preferred Stock.

b. Form of Payment; Delivery of Preferred Stock.

         (i) Upon execution and delivery of this agreement, Buyer is paying the Purchase Price for the Preferred Stock by delivering the following:

                  (A)   $1,900,000  in  immediately   available   funds  to  the
                        Company;

                  (B) A commitment to fund up to $500,000 ("Commitment") for a business digital subscriber line promotion ("DSL Promotion") as follows:

                        (1) Buyer has agreed to fund the initial hardware and install costs related to the DSL Promotion as presented to Buyer, for a period of one year.
                        (2) Buyer requires for funding that the Company have on file a signed contract for each customer listed on the draw request.
                        (3) Buyer will allow minimum draws of $50,000 against the Commitment, each draw will be charged interest at prime plus 1% (based on the prime rate established by Norwest Bank Colorado, N.A.) and interest shall be payable monthly.
                        (4) The Company will convert the draws and issue 1,000 shares of Convertible Preferred Stock, duly executed by or on behalf of the Company, to Buyer, upon the draws totaling $100,000.

         (ii) Upon execution and delivery of this Agreement, the Company is delivering one certificate representing 19,000 shares of Convertible Preferred Stock, duly executed by or on behalf of the Company, to Buyer and a warrant to purchase 100,000 shares of the Company common stock having the terms and conditions set forth in the Warrant To Purchase Common Stock attached hereto as Annex II (the "Warrant").


2. BUYER REPRESENTATIONS AND WARRANTIES.

         Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

         a. Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

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         b. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock representing the Converted Shares (such Common Stock sometimes referred to as the "Shares") by Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

         c. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

3. COMPANY REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants to Buyer that:

         a. Concerning the Preferred Stock and the Shares. The Preferred Stock has been duly authorized, and when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock or the Shares.

         b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on The NASDAQ/SmallCap Market.

         c. Authorized Shares. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock. The Converted Shares have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock in accordance with the terms of the Articles of Amendment will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

         d. Securities Purchase Agreement and Stock. This Agreement and the transactions contemplated thereby have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is the valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, is a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

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         e. Non-contravention.. The execution and delivery of this Agreement and the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock.

         f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

         g. SEC Filings. None of the Company's filings with the Securities and Exchange Commission ("SEC") contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has made and will timely make in the future all required filings with the SEC.

         h. Absence of Certain Changes. Since January 1, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the Company's SEC filings. Since January 1, 1999, except as disclosed in the Company's SEC filings, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

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4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         a. Transfer Restrictions. Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

         b. Restrictive Legend. Buyer acknowledges and agrees that the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

         THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         c. Filings and Shareholder Consent. (i) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to Buyer promptly after such filing.


         d. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to satisfy the conversion rights of Buyer pursuant to the terms and conditions of the Preferred Stock.

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5. GOVERNING LAW: MISCELLANEOUS.

         a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Denver or the state courts of the State of Colorado sitting in the City of Denver in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         c. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         d. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         e. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         f. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

         g. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

         h. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         i. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         j. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

         k. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

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6. NOTICES.

         Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

         (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

         (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

         (c) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):


COMPANY:          Internet Communications Corporation
                  7100 East Belleview Avenue, Suite 201
                  Greenwood Village, Colorado 80111

BUYER:            Lynn Wood
                  Interwest Group, Inc.
                  2400 Anaconda Tower
                  555 - 17th Street Denver, CO 80202


12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The Company's and Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and payment of the Purchase Price, and shall inure to the benefit of Buyer and the Company and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed this 11th day of August, 1999.

Interwest Group, Inc.


By:  /s/ CRAIG D. SLATER
     -------------------
         Craig D. Slater


Internet Communications Corporation


By:  /s/ JOHN M. COUZENS
     -------------------
         John M. Couzens

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